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                                                                      EXHIBIT 27

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                         EXIDE ELECTRONICS GROUP, INC.
                  --------------------------------------------

                             (as of July 21, 1997)

                                   ARTICLE I

                                    OFFICES

     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held on the fourth Tuesday in February, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
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     Section 5.  Special Meetings of Stockholders.

     (a) Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman and shall be called by the Chairman or secretary at the request in writing of a majority of the board of directors, or at the request in writing in accordance with this Section 5, of stockholders owning a majority in the amount of the capital stock of the corporation issued and outstanding and entitled to vote on any matter proposed to be considered at such special meeting.

     (b) In order that the corporation may determine the stockholders entitled to request a special meeting, the board of directors may fix a record date to determine the stockholders entitled to make such a request (the "Request Record Date"). The Request Record Date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the board of directors and shall not be more than 10 days after the date upon which the resolution fixing the Request Record Date is adopted by the board of directors. Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written request to the secretary of the corporation, or to the corporation's registered office in the State of Delaware or its principal place of business, by hand or by certified or registered mail, return receipt requested, request the board of directors to fix a Request Record Date. The board of directors shall promptly, but in all events within 5 Business Days (as defined herein) after the date on which a valid request to fix a Request Record Date is so delivered, adopt a resolution fixing the Request Record Date. If no Request Record Date has been fixed by the board of directors within 5 Business Days after the date on which such valid request is delivered to the secretary, the Request Record Date shall be the first date on which a signed valid request that the board of directors fix a Request Record Date is delivered to the corporation as set forth above. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall include all information about each such stockholder and about the beneficial owner or owners, if any, on whose behalf the request is made, and about any nominees or business to be proposed by or on behalf of such stockholder or beneficial owner or owners, that would be required to be set forth in a stockholder's notice described in the last sentence of paragraph (a)(ii) of Section 12 of Article II of these By-Laws.

     (c) In order for a stockholder or stockholders to request a special meeting, a written request or requests for a special meeting by the holders of record as of the Request Record Date of shares representing at least a majority in the amount of the capital stock of the corporation issued and outstanding and entitled to vote on any matter proposed to be considered at such special meeting must be delivered to the secretary of the corporation, or to the corporation's registered office in the State of Delaware or its principal place of business. To be valid, each written request by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Request Record Date received by the corporation pursuant to paragraph (b) of this Section 5), shall be signed by one or more persons who as of the Request Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), and shall set forth the name and address, as they appear in the corporation's books, of each stockholder signing such request and the class and number of shares of the corporation which are owned of record by each such stockholder, shall be sent to the corporation as set forth above by hand or by certified or registered mail, return receipt requested, and shall be so received by the corporation within 60 days after the Request Record Date.

     (d) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Chairman or the secretary shall have called such meeting. In the case of any special meeting called by the Chairman or the secretary upon the request of stockholders (a "Request Special Meeting"), such meeting shall be held at such hour and day as may be designated by the board of directors; provided, however, that the date of any Request Special Meeting shall be not less than 10 and not more than 60 days after the record date for such Request Special Meeting (the "Meeting Record Date") and provided further that in the event that the directors then in office fail, within 5 Business Days after the date that valid written requests for such meeting by the holders of record as of the Request Record Date of

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shares representing at least a majority in the amount of the capital stock of the corporation issued and outstanding and entitled to vote on any matter proposed to be considered at such special meeting are deemed pursuant to subsection (e) hereof to have been delivered to the corporation (the "Delivery Date"), to designate an hour and date for a Request Special Meeting and a Meeting Record Date, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day, on the first preceding Business Day, and the Meeting Record Date shall be the close of business on the 60th day before such meeting date (or if such day is not a Business Day, on the close of business on the next Business Day). In fixing a meeting date for any special meeting, the Chairman, the secretary or the board of directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any request of such meeting, and any plan of the board of directors to call an annual meeting or a special meeting for the conduct of related business. The Meeting Record Date shall be not later than the 20th Business Day after the Delivery Date.

     (e) The corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written request or requests for a special meeting received by the secretary. For the purpose of permitting the inspectors to perform such review, no purported request shall be deemed to have been delivered to the corporation for purposes of paragraph (d) above until such date as the independent inspectors certify to the corporation that the valid requests received by the corporation as set forth in paragraph (c) above represent at least a majority in the amount of the capital stock of the corporation issued and outstanding and entitled to vote on any matter proposed to be considered at such special meeting. Nothing contained in this paragraph (e) shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any request, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     (f) For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of stock having more than fifty percent of the voting power of the stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of stock having more than fifty percent of the voting power of the issued and outstanding stock, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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     Section 10.  Except as otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. As used herein, the term "voting power" means the power to vote for the election of directors at the time any determination of voting power is made and does not include the right to vote upon the happening of some condition or event which has not yet occurred.

     Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 12.  Notice of Stockholder Business and Nomination of Directors.

     (a) Annual Meetings.

          (i) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this by-law and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 12.

          (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
     (a)(i) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary of the corporation at the principal offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the date of the previous annual meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the previous annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) the name and address, as they appear on this corporation's books, of such stockholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the corporation which are beneficially owned by such stockholder or beneficial owner or owners; (C) in the case of any proposed nomination for election or re-election as a director, (I) such information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act, and (II) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; and (D) in the case of any other business that such stockholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting, (II) a brief statement of such stockholder's and beneficial owner's or owners' reasons for conducting such business at the meeting and (III) any material interest in such business of such stockholder and beneficial owner or owners.

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          (iii) Notwithstanding anything in the second sentence of paragraph
     (a)(ii) of this Section 12 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the date of the previous annual meeting, a stockholder's notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     (b) Special Meetings. Only such business shall be conducted at a special meeting as shall have been described in the corporation's notice of meeting sent to stockholders pursuant to Section 6 of Article II of these By-laws. Nominations of persons for election to the board of directors may be made at a special meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 12. Any stockholder desiring to nominate persons for election to the board of directors at such a special meeting shall cause a written notice to be delivered to the secretary of the corporation at the principal offices of the corporation not earlier than the earlier of (v) the delivery of the request described in Section 5(b) of Article II of these By-laws (w) 90 days prior to such special meeting and not later than the close of business on the later of (1) the 60th day prior to such special meeting and (2) the 10th day following the day on which public announcement is first made by the corporation of the date of such special meeting at which directors may be nominated. Such written notice shall set forth all of the information that would be required to be set forth in a stockholder's notice described in the last sentence of paragraph (a)(ii) of this Section 12. In no event shall the public announcement of the adjournment of a special meeting commence a new time period for the giving of a special notice as described above.

     (c) General.

          (i) Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors. Only such business shall be conducted at an annual meeting or special meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
     Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective proposal shall be disregarded.

          (ii) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (iii) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to limit (x) the corporation's obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act or (y) the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

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                                  ARTICLE III

                                   DIRECTORS

     Section 1. The numbers of directors which shall constitute the whole board shall be not less than six (6) nor more than fifteen (15), as may be determined from time to time by a resolution adopted by the board of directors.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, though less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation.

     Section 3. The Board of Directors shall be divided into three classes (which at all times shall be as nearly equal in number as possible), with the term of office of the first class to expire at the 1991 annual meeting of stockholders, the term of office of the second class to expire at the 1992 annual meeting of stockholders, and the term of office of the third class to expire at the 1993 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor has been duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum. A director so chosen to fill a vacancy shall hold office until the expiration of the term of the director whose position he has filled and until his successor has been duly elected and qualified, unless sooner displaced. If the Board of Directors increases the authorized number of directors, each newly created directorship shall be assigned to a class in such a manner as to keep the classes as nearly equal in number as possible. A director chosen to fill a newly created directorship shall hold office until the annual meeting of stockholders at which the term of other directors in his class expires and until his successor has been duly elected and qualified, unless sooner displaced.

     Section 4. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 8. Special meetings of the board of directors may be called by the Chairman or the secretary, and shall be called by the secretary upon the written request of a majority of the board of directors. Notice of the time and place of such meetings shall be served upon or telephoned to each director at least 24 hours, or mailed (postage prepaid) or telegraphed (charges prepaid) to each director at his address as shown on the books of the corporation at least 48 hours prior to the time of the meeting, and if such notice is mailed or

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telegraphed as above provided, the notice shall be deemed to have been given at the time it is deposited in the United States mail or with the telegraph office for transmission, as the case may be.

     Section 9. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 11. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

     Section 12. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 13. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

     Section 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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                              REMOVAL OF DIRECTORS

     Section 15. Directors may be removed only for cause by the holders of stock having more than fifty percent of the voting power of all outstanding stock.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificates of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The Board of Directors shall elect from its membership a chairman of the board of directors (herein called "Chairman") and from its membership or outside thereof a president, a vice president, a secretary and a treasurer. The board of directors may also choose from its membership a vice chairman of the board of directors and from its membership or outside thereof additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman, a president, one or more vice presidents, a secretary and a treasurer. The board of directors at its first meeting after each annual meeting of stockholders may also choose one or more assistant secretaries and one or more assistant treasurers.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE CHAIRMAN

     Section 6. The Chairman shall preside at all meetings of the stockholders and the board of directors and shall see that all orders and resolutions of the board of directors are carried into effect. In the event of the absence or disability of the president, the Chairman shall exercise and perform the duties, powers and functions of the president until such time as the board of directors may otherwise direct.

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     Section 7.  The vice chairman of the board of directors shall, in the absence of the chairman of the board of directors or his inability to act, perform the duties of the Chairman. The vice chairman of the board of directors shall also have such other duties and powers as may be assigned to our vested in him from time to time by the board of directors.

                                 THE PRESIDENT

     Section 8. The president shall be the chief executive officer of the corporation and, as such, shall supervise, direct and assign duties to those officers and agents of the corporation who are engaged in its affairs. He shall submit to the board of directors such reports with respect to the affairs of the corporation as he deems appropriate and necessary to keep the board of directors advised with respect thereto, and such other reports as the board of directors or committee thereof may from time to time request. The president shall also have such other duties and powers as may be assigned to or vested in him from time to time by the board of directors.

                              THE VICE PRESIDENTS

     Section 9. In the absence of the president, the Chairman and the vice chairman or in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

     Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman and the board of directors, at its regular meetings, or when the directors so require, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 14. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                               STOCK CERTIFICATES

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 3. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

     Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXED RECORD DATE

     Section 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

     Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. These By-Laws may be altered or repealed (1) at any meeting of the Stockholders or of the board of directors, including any conference telephone meeting of the board of directors or (2) by written consent of the board of directors.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 1. Unless otherwise ordered by the board of directors, the Chairman of the board or the vice chairman or the president or any vice president or the secretary or the treasurer in person or by proxy or proxies appointed by any of them shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares of stock issued by other corporations which the corporation may own or as to which the corporation otherwise has the right to vote, act or consent.

                                   ARTICLE X

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Section 1. Indemnification of Directors and Officers for Actions, Suits, or Proceedings Other than by or in the Right of the Corporation. To the full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom including but not limited to liability and expenses incurred on account of profits realized by him in the purchase or sale of securities of the Corporation, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not oppose: to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Indemnification of Directors and Officers for Actions or Suits by or in the Right of the Corporation. To the full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Indemnification of Others for Actions, Suits, or Proceedings Other than by or in the Right of the Corporation. To the full extent permitted by law, the Corporation, in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or contractor of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom, including but not limited to liability and expenses incurred on account of profits realized by him in the purchase or sale of securities of the Corporation, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 4. Indemnification of Others for Actions or Suits by or in the Right of the Corporation. To the full extent permitted by law, the Corporation, in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or contractor of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     Section 5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of these By-laws, to the extent that a director or officer of the Corporation or other person indemnified under Sections 1 through 4, herein, has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 6. Determination of Right to Indemnification. Unless otherwise ordered by a court, any indemnification under Sections 1 through 4, herein, shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of an individual entitled to indemnification under Sections 1 through 4, herein, is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 through 4, herein.

     Section 7. Advance Payment of Costs, Charges and Expenses. To the full extent permitted by law, the Corporation shall, upon request, pay costs, charges and expenses (including attorneys' fees) incurred by a person entitled to indemnification pursuant to Sections 1 and 2, herein, and, if applicable, pursuant to Sections 3 and 4, herein, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in these By-laws; such costs, charges and expenses incurred by other employees, agents and contractors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 8. Procedure for Indemnification. Any indemnification or advance of costs, charges and expenses provided for in Sections 1 through 7, herein, shall be made promptly, and in any event within sixty (60) days, upon the written request of the person entitled to indemnification; the right to indemnification or advances as granted by these Bylaws shall be enforceable by a director or officer or other person indemnified hereunder in any court of competent jurisdiction. If the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days, such person's costs, charges and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation; it shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses pursuant to Section 7, herein, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 through 4, herein, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 through 4, herein, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 9. Authorization of Corporation Officers. The proper officers of the Corporation are, and each of them acting without the other is, authorized to take any action, for and in the name of the Corporation, which he deems necessary or appropriate (as conclusively presumed from the taking of such action) to carry out and effect the foregoing Sections 1 through 8.

     Section 10. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by these By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (present or future, common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to serve in the capacity making him eligible for indemnification, and shall inure to the benefit of the estate, heirs, executors and administrators of such person; all rights to indemnification under these By-laws shall be deemed to be a contract between the Corporation and each director and officer of the Corporation and, as applicable, any other person indemnified hereunder who serves or served in such capacity at any time while these By-laws as well as the relevant provisions of the Delaware General Corporation Law or any other applicable laws are or were in effect; any repeal or modification hereof or of such provisions of such law shall not in any way diminish any rights to indemnification of such director or officer or other person entitled to indemnification or the obligations of the Corporation arising hereunder.

     Section 11. Savings Clause. If Sections 1 through 10 of these By-laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer and may indemnify any other person entitled to indemnification, as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these By-laws that shall not have been invalidated and to the full extent permitted by applicable law. To the full extent permitted by law, the Corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the Corporation and of companies acquired by or merged with the Corporation, obligating the Corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 1 through 10 of these By-laws.

     Section 12. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise (including employee benefit plans) against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

     Section 13. Amendment of By-Laws. The Board of Directors may from time to time adopt further By-laws with respect to indemnification and may amend these and such By-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware.

     Section 14.  Independent Counsel.

     (a) For purposes of Sections 6 and 8 of this Article X and of this Section 14, "independent legal counsel" shall mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall exclude any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law. Notwithstanding anything contained in this Article X to the contrary, the determination of entitlement to indemnification set forth in Section 6 of this Article X may, in addition to those parties set forth in such Section 6, be made by independent legal counsel in a written opinion if the claimant of the indemnification so requests.

     (b) In the event the determination of entitlement to indemnification is to be made by independent legal counsel at the request of the claimant, the independent legal counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" (as defined below), in which case the independent legal counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

     (c) For purposes of this Section 14, a "Change of Control" shall be deemed to have occurred if

          (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner of 30% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
     (IV) any acquisition pursuant to a transaction which complies with clauses
     (A), (B) and (C) of subsection (iii) of this Section 14(c); or

          (ii) individuals who, as of the date hereof, constitute the board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors; or

          (iii) the Company consummates a Business Combination unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or

          (iv) the shareholders of the Company approve of a complete liquidation or dissolution of the Company.

     (d) For purposes of this Section 14, a "Business Combination" shall mean any reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity.

     Section 15. Preclusion of Defense. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 8 of this Article X that the procedures and presumptions of Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all of the provisions of Article X.

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